BUSIneSS RELATIONSHIP AGREEMENT

THIS BUSINESS RELATIONSHIP AGREEMENT (this “Agreement”) is made by and between EFL Holdings Tech B.V., a Netherlands corporation (“EFL”), and Oryon Technologies, Inc., a Nevada, U.S.A. corporation (“Oryon”). As used herein, EFL and Oryon are each referred to as, a “Party” and collectively, the “Parties.” Capitalized terms used herein and not defined shall have the meaning ascribed to them in the Subscription Agreement (as defined below).

WITNESSETH

WHEREAS, pursuant to a subscription agreement (the “Subscription Agreement”), dated as of the same date herewith, by and between an affiliate of EFL and Oryon, Oryon will issue and sell to such affiliate and such affiliate will purchase the Subscription Securities;

WHEREAS, in connection with the transaction involving the Subscription Securities and as a portion of the consideration for the acquisition of the Subscription Securities, EFL and Oryon desire to enter into this Agreement to establish the terms and conditions under which EFL will engage in the Business during the term of this Agreement; and

NOW, THEREFORE, in consideration of the mutual promises herein contained, the Parties hereto agree as follows:

1.                  Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings, for purposes of this Agreement, set forth in this Section 1:

(a)                “Closing” shall have the meaning ascribed to such term in Section 2.3 of the Subscription Agreement.

(b)               “Closing Date” shall have the meaning ascribed to such term in Section 2.3 of the Subscription Agreement.

(c)                “EL” has the meaning set forth in the License.

(d)               “License” shall mean the License Agreement between EFL, as licensor, and Oryon, as licensee, entered into on the Closing Date pursuant to which Licensor has licensed certain intellectual property rights for use in the Business (as defined below), as such agreement may be amended from time to time.

(e)                “Licensed Product” has the meaning set forth in the License.

(f)                “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

2.                  Restrictive Covenant. During the term of this Agreement, and subject to the other terms and conditions contained herein, EFL agrees that it will not, directly or indirectly, provide services to or otherwise engage in the business of manufacturing, designing, marketing, selling or distributing EL and Licensed Products (the “Business”), other than through the ownership, management and control of Oryon by an affiliate of EFL. This Agreement shall not restrict EFL from acquiring equity interests in any Person, including any Person that is engaged in the Business.

Business Relationship Agreement - EFL/Oryon	1

3.                  Management of the Business. During the term hereof, but subject to the other terms and provisions hereof:

(a)                EFL agrees to refer all business and other commercial opportunities related to the Business (“Opportunities”) which it develops or discovers, or which otherwise come to its attention, to Oryon to be pursued and managed.

(b)               Oryon shall review and consider the Opportunities referred to it by EFL, together with the Opportunities which it develops or discovers, or which otherwise come to its attention, and shall pursue those Opportunities which it determines to be appropriate and in the best interests of furthering the Business.

(c)                EFL may provide various services to Oryon in connection with Oryon’s management of the Business, including, but not limited to, the following (collectively, the “Services”):

(i) development of, introduction to, and negotiations with customers, manufacturers, suppliers, distributors and licensees, including companies involved in the manufacture of EL, the assembly of EL onto apparel, molded products and other items, and the distribution and sale of EL products;

(ii) research and development related to EL;

(iii) product development;

(iv) technical support and consulting to customers, suppliers and licensees; and

(v) market development.

4.                  Compensation of EFL. The Parties contemplate that the Services to be provided to Oryon by EFL in accordance with Section 3 above will be varied and wide-ranging, will occur over a lengthy time period, and will take place throughout the world. Accordingly, the Parties acknowledge and agree that it is not prudent to specify in detail the precise formula, framework, or amount of compensation that Oryon will pay to EFL for each Service rendered to it, or on its behalf, by EFL. The Parties therefore agree that EFL and Oryon will negotiate in good faith with respect to the compensation Oryon will pay to EFL for each Service provided by EFL, it being the intent of the Parties that Oryon will pay compensation to EFL that is commercially reasonable, and that takes into consideration the business experience and infrastructure, scientific and technical expertise, consulting experience, research and development expertise, business contacts and relationships throughout the world, and other professional capabilities of EFL. Oryon will pay all invoices submitted by EFL pursuant to specific agreements that are negotiated between the Parties with respect to specific Services in accordance with the terms of such agreements. Notwithstanding the foregoing, the Parties agree and acknowledge that EFL shall have no obligation to provide the Services (and no liability should it fail or refuse to provide the Services) until and unless the Parties agree in writing to the compensation to be received by EFL for the Services. In connection with negotiating such compensation package, Oryon acknowledges and agrees that EFL may also negotiate for and demand other terms and provisions including, but not limited to, those relating to indemnity, limitation of liability, insurance, term and termination, standards of service and otherwise.

Business Relationship Agreement - EFL/Oryon	2

5.                  Term. The term of this Agreement shall begin as of the Closing and shall continue until the termination or expiration of the License in accordance with its terms.

6.                  EFL’s Rights and Obligations. EFL represents, warrants, and covenants to Oryon that:

(a)                This Agreement has been duly and validly executed and delivered by EFL, and constitutes a legal and binding obligation of EFL, enforceable against it in accordance with is terms;

(b)               EFL has all necessary power and authority to execute and perform its obligations under this Agreement; and

(c)                EFL’s execution, delivery, and performance of its obligations under this Agreement will not conflict with or violate any provision of United States federal, state, or local law, rule, or regulation to which EFL is subject, or any agreement or other obligation directly or indirectly applicable to EFL or binding upon EFL’s assets;

7.                  Oryon’s Rights and Obligations. Oryon represents, warrants, and covenants to EFL that:

(a)                This Agreement has been duly and validly executed and delivered by Oryon, and constitutes a legal and binding obligation of Oryon, enforceable against it in accordance with is terms;

(b)               Oryon has all necessary power and authority to execute and perform its obligations under this Agreement; and

(c)                Oryon’s execution, delivery, and performance of its obligations under this Agreement will not conflict with or violate any provision of United States federal, state, or local law, rule, or regulation to which Oryon is subject, or any agreement or other obligation directly or indirectly applicable to Oryon or binding upon Oryon’s assets.

8.                  Notices. All notices and statements to be made hereunder shall be given or made at the respective address of the Parties as set forth below such Party’s name, unless notification of a change of address is given in writing, and the date of mailing shall be deemed the date the notice or statement is given.

Business Relationship Agreement - EFL/Oryon	3

If to EFL:	EFL Holdings Tech B.V.

Eerste Industries 15B,

5451 GV, Mil

the Netherlands

Attention: Alex Hatzimihail
Telephone: ______________
Email: alex@efltech.com

withacopyto:	Andrews Kurth LLP

1717 Main Street, Suite 3700

Dallas, Texas 75201
U.S.A.

Attention: J. David Washburn
Telephone: 214-659-4678
Email: davidwashburn@andrewskurth.com

If to Oryon:	Oryon Technologies, Inc.

4251 Kellway Cirlce

Addison, Texas 75001
U.S.A.

Attention: Thomas P. Schaeffer
Chief Executive Officer
Telephone: 214-267-1321
Email: tshaeffer@oryontech.com

9.                  No Joint Venture. Nothing herein contained shall be construed to place the Parties in the relationship of partners or joint ventures.

10.              No Waiver; Etc. This Agreement may not be waived or modified, except by an express agreement in writing signed by both Parties. There are no representations, promises, warranties, covenants, or undertakings other than those contained in this Agreement with respect to its subject matter, which represents the entire understanding of the Parties. The failure of either Party hereto to enforce, or delay by either Party in enforcing, any of its rights under this Agreement shall not be deemed a continuing waiver or a modification thereof and either Party may, within the time provided by applicable law, commence appropriate legal proceedings to enforce any or all of such rights.

11.              Governing Law. This Agreement shall be construed under the laws of the state of Texas.

12.              Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited, void, invalid, or unenforceable under applicable law, such provision shall be ineffective to the extent of such prohibition, invalidity, void ability, or enforceability without invalidating the remainder of such provision or the remaining provisions of this Agreement. If a court ruling, or the controlling principle of law or equity leading to the ruling, is subsequently overruled, modified or amended by legislative, judicial, or administrative action, then the provision(s) in question, as originally set forth in this Agreement, will be deemed to be valid and enforceable to the maximum extent permitted by the new controlling principle of law or equity.

[Signature page follows]

Business Relationship Agreement - EFL/Oryon	4

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement this 21st day of January 2014.

EFL:	ORYON:
EFL HOLDINGS TECH B.V. By: /s/ KARL HARTEY Name: Karl Hartey Title: Director	ORYON TECHNOLOGIES, INC. By: /s/ THOMAS P. SCHAEFFER Name: Thomas P. Schaeffer Title: Chief Executive Officer

Business Relationship Agreement - EFL/Oryon	5